Exhibit 99.1

Contact:	Terry A. Peterson Chief Executive Officer 360-475-9374
WSB Financial Reports Strong Liquidity and Capital Ratios While Continuing to Build Loan Reserves
And Makes Adjustment to Deferred Tax Asset in Second Quarter 2008
Bremerton, WA — July 30, 2008 — WSB Financial Group (NASDAQ: WSFG), the parent company of Westsound Bank, today reported a loss in the second quarter of 2008 after a accounting charge to the deferred tax asset and further additions to loan reserves.
The company posted a net loss of $11.0 million, or $1.97 per share, for the second quarter of 2008, following the non-cash $6.5 million accounting adjustment, compared to a net loss of $5.8 million, or $1.04 per share in the first quarter of 2008. In the second quarter of 2007, WSB generated a net profit of $1.4 million, or $0.24 per share. Excluding the valuation allowance of $6.5 million related to its deferred tax asset, WSB Financial’s operating loss was $0.80 per share in the second quarter of 2008. With the ongoing uncertainty in the local housing market and the large number of construction projects in progress, the company added $3.5 million, or $0.63 per share, to its provision for loan losses in the second quarter.
Book value per share was $7.16 at June 30, 2008, and the ratio of Tier 1 equity capital to average assets was 10.0% at quarter end. All results for the second quarter and six month periods are unaudited.
“At day 80 of the first100 days of my tenure, we have completed a three-year plan in which we anticipate returning this bank to healthy operations within two years. I commend our management team and staff for accomplishing this task 20 business days ahead of schedule. The process will take a great deal of time and effort by the team of professionals we are assembling, and we believe our efforts will be successful in the long run,” said Terry A. Peterson, President and CEO. Peterson was hired as WSB’s President and CEO on April 15, 2008.
“As a result of our continuing assessment of our balance sheet, we elected to take a accounting charge of $6.5 million to establish a valuation allowance for our deferred tax asset. This charge created a tax expense of $4.3 million in the second quarter of 2008 and further reduced net income,” said Mark Freeman, Chief Financial Officer. “While this charge along with the additional allocation to our reserve for anticipated loan loss has a negative impact to earnings, we believe it provides transparency to all constituents. In addition, the valuation allowance may be used as a benefit against future earnings.”
Strong Liquidity and Capital Ratios
“We are maintaining a high level of liquidity as we continue to deleverage our balance sheet from loan collections,” Peterson noted. “Westsound Bank has one of the highest liquidity ratios of banks in the region, and we continue to have a very strong capital base. Both of these factors provide great comfort to our deposit clients, and they deserve nothing less.”
Demonstrating the Bank’s ability to meet its clients’ cash needs, the liquidity ratio, measured by total cash and investments divided by deposits, is 25.2% at June 30, 2008, compared to 11.2% a year ago. “In addition, we believe Westsound Bank’s capital ratios are solid with Tier 1 risk based capital of 13.5% and total risk based capital of 14.8%. Similarly, WSB Financial capital ratios are strong with Tier 1 risk based capital of 13.9% and total risk based capital of 15.2%,” Peterson said. According to the FDIC, commercial banks nationally average Tier 1 risk based capital of 9.4% and total risk based capital of 12.3%, at March 31, 2008.
Balance Sheet and Credit Quality Review
In the last quarter, the loan portfolio shrank by $47 million to $339 million with $56.5 million in total net principal payments, $3.5 million in real estate foreclosures, and $13 million in additional construction funding disbursements. “We are not counting on a real estate recovery to help us with loan recoveries, and, according to the June edition of the Puget Sound Economic Forecaster, the Pacific Northwest is not expected to slip into a recession in 2009. We believe that collection for the portfolio will accelerate as our team executes on our plans,” said Peterson.
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WSFG 2Q08 Results
July 30, 2008

The following table reflects the makeup of the company’s overall loan portfolio by loan type.

	30-Jun-08%	of	31-Mar-08%	of	Quarter
Loan Category	Loans	Loans	Loans	Loans	Change
(in thousands)
Spec Construction	$53,961	16%	$68,735	18%	-21%
Custom Construction	94,567	28%	116,271	30%	-19%

Total Construction	148,528	44%	185,006	48%	-20%
Vacant Land & Land Development	47,622	14%	55,720	14%	-15%
1-4 Family Mortgage	34,462	10%	34,636	9%	-1%
Multifamily Mortgage	11,815	3%	13,144	3%	-10%
Commercial RE	66,293	20%	66,239	17%	0%
Commercial Loans	27,658	8%	29,338	8%	-6%
Consumer	3,311	1%	2,235	1%	48%

Total Gross Loans	$339,689	100%	$386,318	100%	-12%
“Balance sheet risk continues to be centered in spec/custom home construction loans and land development,” said Charles Turner, Chief Credit Officer. “We are not renewing loans in these categories, which is resulting in high past due loan percentages, because we believe this provides the best form of transparency to our clients and shareholders, as well as the most advantageous legal position for loan collection.
“The growth in NPA’s was anticipated and the next quarter represents the last one-third of our contractual maturities for construction and development loans,” Turner continued. “We expect NPA’s will peak by year end and then gradually decline as we execute on our collection efforts.”
Nonperforming assets (NPAs) at June 30, 2008, totaled $105.8 million, which includes $101.4 million of loans on non-accrual status and $4.4 million in other real estate owned (OREO). The allowance for loan losses was $28.1 million, or 8.30% of gross loans at June 30, 2008. “We believe that we have properly reserved for our anticipated loan losses, although we are in the early phase of the collection cycle,” said Turner. During the second quarter of 2008, net charge-offs totaled $1.7 million, or 0.48% of average loans at June 30, 2008. Year to date, net charge-offs were $2.6 million compared to $284,000 a year ago.
The following table reflects the makeup of the company’s total nonperforming loan portfolio:

	30-Jun-08%	of	31-Mar-08%	of	Quarter
Loan Category	NPLs	NPLs	NPLs	NPLs	Change
(in thousands)
Spec Construction	$23,318	23.0%	$15,724	22.4%	48%
Custom Construction	45,773	45.1%	37,000	52.6%	24%

Total Construction	69,091	68.1%	52,724	75.0%	31%
Vacant Land & Land Development	14,542	14.3%	10,949	15.6%	33%
1-4 Family Mortgage	8,425	8.3%	4,781	6.8%	76%
Multifamily Mortgage	3,111	3.1%	—	0.0%
Commercial RE	2,762	2.7%	1,125	1.6%	145%
Commercial Loans	3,399	3.4%	710	1.0%	379%
Consumer	82	0.1%	24	0.0%	242%

Total Nonperforming Loans	$101,412	100.0%	$70,313	100%	44%
Of the nonperforming loans, 39% were in Kitsap County, 32% were in King County, 19% were in Pierce County and the remaining 10% were in other parts of Western Washington. OREO consists of 12 properties with 2 homes in King County’s eastside, 3 homes and 2 lots in Kitsap County, 2 homes and 1 lot in Mason County, and 1 home and 1 lot in Pierce County.
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WSFG 2Q08 Results
July 30, 2008

The following table reflects the makeup of the company’s overall loan portfolio by location:

Loan Category 6/30/2008	Total	% of	Kitsap	% of	King	% of	Pierce	% of	Other	% of
(in thousands)	Loans	Total	County	Total	County	Total	County	Total	Counties	Total
Spec Construction	$53,961	16%	$23,061	7%	$9,430	3%	$11,964	4%	$9,506	3%
Custom Construction	94,567	28%	18,485	5%	45,998	14%	19,942	6%	10,142	3%

Total Construction	148,528	44%	41,546	12%	55,428	16%	31,906	9%	19,648	6%
Vacant Land & Land Development	47,622	14%	25,793	8%	4,313	1%	6,529	2%	10,987	3%
1-4 Family	34,462	10%	16,605	5%	3,926	1%	6,499	2%	7,432	2%
Multifamily	11,815	3%	5,085	1%	—	0%	2,910	1%	3,820	1%
Commercial RE	66,293	20%	48,210	14%	2,918	1%	3,809	1%	11,356	3%
Commercial	27,658	8%	22,926	7%	80	0%	2,888	1%	1,764	1%
Consumer	3,311	1%	3,084	1%	18	0%	16	0%	193	0%

Totals	$339,689	100%	$163,249	48%	$66,683	20%	$54,557	16%	$55,220	16%
“The next 100 business days will be equally critical for the evolution of our bank,” Peterson continued. “Our loan collection efforts will accelerate as we move from formulating to executing our action plans. As we continue to generate loan payoffs from collection, our balance sheet will deleverage. The need to grow earning assets and diversify our deposit base is now becoming increasingly important. As we execute on our three year plan, we believe our staff, deposit clients and shareholders can expect an acceleration of positive announcements and accomplishments.”
Review of Operations
Net interest income before provision for loan losses was $948,000 in the second quarter of 2008 compared to $5.4 million in the second quarter of 2007, reflecting lower earning assets and an increase in low yielding securities on the balance sheet. Year-to-date, net interest income before provision for loan losses totaled $3.0 million compared to $10.2 million in the first half of 2007. The increase in non-accrual loans also impacted net interest income, as $2.2 million in interest income was reversed in the second quarter and $4.5 million was reversed in the first six months of 2008.
Lower interest rates during the year, combined with the significant reduction in fee income from new loan originations, contributed to significant margin compression in the quarter. Net interest margin in the second quarter dropped to 0.80% from 1.65% in the first quarter of 2008 and 5.06% in the second quarter a year ago. For the first six months of 2008, net interest margin was 1.24% compared to 5.06% in the first half of 2007.
The provision for loan losses was $3.5 million in the second quarter of 2008 compared to $7.7 million in the first quarter of 2008 and $326,000 in the second quarter a year ago. For the first six months of 2008, the provision for loan losses was $11.2 million compared to $817,000 a year ago. Net interest income after the loan loss provision was a loss of $2.6 million in the second quarter and a loss of $5.7 million in the first quarter of 2008, compared to net interest income of $5.1 million in the second quarter of 2007. In the first half of 2008, the net interest income after loan loss provision was a loss of $8.3 million compared to income of $9.4 million in the first half of 2007.
Noninterest expense in the second quarter was $4.3 million compared to $3.4 million in the first quarter of 2008 and $4.2 million in the second quarter of 2007, reflecting increased consulting, accounting, legal, loan collection and appraisal expenses. Year-to-date, noninterest expense totaled $7.7 million, down from $8.2 million in the first six months of 2007.
ABOUT WSB FINANCIAL GROUP, INC. WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank. The company was founded in 1999, and currently operates nine full service offices located within 5 contiguous counties within Western Washington. Our website is http://www.westsoundbank.com.
This news release may contain “forward-looking statements’’ that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, net interest margin, credit quality loan losses and efficiency ratio, and success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,’’ “anticipate,”’ “expect,’’ “will,’’ “believe,’’ and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislative or regulatory requirements; (5) pending litigation; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates. WSB Financial Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
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WSFG 2Q08 Results
July 30, 2008

CONSOLIDATED STATEMENTS OF INCOME	Quarter Ended			Year to Date
(Unaudited)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(in thousands except share data)	2008	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$4,710	$6,336	$9,324	$11,046	$17,667
Taxable investment securities	105	79	71	184	144
Tax exempt securities	(1)	19	19	18	38
Federal funds sold	468	555	257	1,023	413
Other interest income	36	25	44	61	94

Total interest income	5,318	7,014	9,715	12,332	18,356
Interest Expense
Deposits	4,244	4,835	4,182	9,079	7,844
Other borrowings	—	—	—	—	1
Junior subordinated debentures	126	144	150	270	296

Total interest expense	4,370	4,979	4,332	9,349	8,141
Net Interest Income	948	2,035	5,383	2,983	10,215
Provision for loan losses	3,545	7,690	326	11,235	817

Net interest income (loss) after provision for loan losses	(2,597)	(5,655)	5,057	(8,252)	9,398
Noninterest Income
Service charges on deposit accounts	73	78	96	151	180
Other customer fees	141	93	233	234	479
Net gain on sale of loans	—	—	886	—	1,865
Other income	(53)	65	16	12	52

Total noninterest income	161	236	1,231	397	2,576
Noninterest Expense
Salaries and employee benefits	1,711	1,526	2,576	3,237	5,243
Premises lease	83	77	82	160	172
Depreciation expense	212	202	204	414	397
Occupancy and equipment	149	159	141	308	309
Data and item processing	186	184	172	370	323
Advertising expense	38	42	42	80	96
Printing, stationary and supplies	45	42	45	87	105
Telephone expense	20	23	28	43	57
Postage and courier	36	35	43	71	82
Professional services	880	709	211	1,589	368
Business and occupation taxes	52	57	84	109	157
OREO loses and expense, net	145	26	29	171	37
Provision for unfunded credit losses	(66)	(320)	13	(386)	13
Other expenses	779	631	480	1,410	850

Total noninterest expense	4,270	3,393	4,150	7,663	8,209
Income (loss) before provision for income taxes	(6,706)	(8,812)	2,138	(15,518)	3,765
Provision (benefit) for income taxes (1)	4,255	(2,994)	708	1,261	1,253

Net Income (Loss)	$(10,961)	$(5,818)	$1,430	$(16,779)	$2,512

Diluted Earnings (loss) per Common Share from Operations (1)	$(0.80)	$(1.04)	$0.24	$(1.84)	$0.42
Basic Earnings (loss) per Common Share	$(1.97)	$(1.04)	$0.26	$(3.01)	$0.45
Diluted Earnings (loss) per Common Share	$(1.97)	$(1.04)	$0.24	$(3.01)	$0.42

Average Number of Common Shares Outstanding	5,574,853	5,574,853	5,563,887	5,574,853	5,556,128
Fully Diluted Average Common Shares Outstanding	5,574,853	5,574,853	5,926,369	5,574,853	5,952,216

(1)	See discussion on deferred tax asset one-time accounting charge.
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WSFG 2Q08 Results
July 30, 2008

CONSOLIDATED BALANCE SHEETS
(Unaudited)	June 30,	Mar 31,	Dec 31,	June 30,
(in thousands except share data)	2008	2008	2007	2007
ASSETS
Cash and due from banks	$12,557	$10,390	$10,026	$9,709
Fed funds sold	66,000	102,500	56,900	18,200

Total cash and cash equivalents	78,557	112,890	66,926	27,909
Investment securities available for sale, at fair value	17,593	7,691	8,832	8,357
Federal Home Loan Bank stock, at cost	319	319	319	319
Loans held for sale	—	—	—	10,482
Loans receivable	339,233	385,679	412,950	397,212
Less: allowance for loan losses	(28,140)	(26,292)	(19,514)	(4,492)

Loans, net	311,093	359,387	393,436	392,720
Premises and equipment, net	8,485	8,689	8,760	9,275
Accrued interest receivable	1,505	2,176	2,541	2,265
Other real estate owned	4,394	1,883	983	1,605
Deferred tax asset	6,536	9,074	6,496	849
Less: valuation allowance deferred taxes	(6,532)	—	—	—

Deferred tax asset, net	4	9,074	6,496	849
Other assets	7,052	1,425	1,040	1,471

TOTAL ASSETS	$429,002	$503,534	$489,333	$455,252

LIABILITIES
Deposits:
Noninterest-bearing	$21,503	$23,043	$24,711	$30,123
Interest-bearing	356,858	418,504	396,734	349,891

Total deposits	378,361	441,547	421,445	380,014
Accrued interest payable	2,044	2,232	1,955	1,795
Allowance for unfunded credit losses	79	145	465	117
Other liabilities	381	382	500	826
Junior subordinated debentures	8,248	8,248	8,248	8,248

TOTAL LIABILITIES	389,113	452,554	432,613	391,000
STOCKHOLDERS’ EQUITY
Common Stock, 1 par value; 15,357,250 shares authorized; 5,574,853 shares issued and outstanding June 30 and March 31, 2008, 5,574,853 and 5,567,478 shares issued and outstanding at December 31, 2007 and June 30, 2007 respectively	5,575	5,575	5,575	5,567
Additional paid-in capital	48,247	48,230	48,223	48,192
Retained earnings	(13,926)	(2,965)	2,854	10,566
Accumulated other comprehensive loss	(7)	140	68	(73)

TOTAL STOCKHOLDERS’ EQUITY	39,889	50,980	56,720	64,252

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$429,002	$503,534	$489,333	$455,252

Book Value per Share	$7.16	$9.14	$10.17	$11.54
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WSFG 2Q08 Results
July 30, 2008

Financial Statistics	Quarter Ended			Year to Date
(Unaudited)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(in thousands except share data)	2008	2008	2007	2008	2007
Revenues
(Net interest income plus non-interest income)	$1,109	$2,271	$6,614	$3,380	$12,791
Averages
Total Assets	$482,528	$502,694	$441,352	$492,611	$420,839
Loans and Loans Held for Sale	$356,417	$404,498	$395,639	$380,457	$379,607
Interest Earning Assets	$473,911	$496,006	$427,049	$484,959	$407,379
Deposits	$421,456	$434,596	$366,568	$428,026	$347,256
Stockholders’ Equity	$49,923	$56,704	$63,779	$53,314	$63,037
Financial Ratios
Return on Average Assets	-9.14%	-4.66%	1.30%	-6.85%	1.20%
Return on Average Equity	-88.31%	-41.27%	8.99%	63.29%	8.04%
Net Interest Margin	0.80%	1.65%	5.06%	1.24%	5.06%
Efficiency Ratio	384.9%	149.4%	62.7%	226.7%	64.2%
Non-performing Assets to Total Assets	24.66%	14.34%	0.40%	24.66%	0.40%

Asset Quality	Quarter Ended			Year to Date
(Unaudited)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands)	2008	2008	2007	2008	2007
Allowance for Loan Losses Activity:
Balance of Beginning of Period	$26,292	$19,514	$4,407	$19,514	$3,972
Charge-offs	(1,697)	(916)	(234)	(2,613)	(284)
Recoveries	—	4	—	4	—

Net Loan Charge-offs	(1,697)	(912)	(234)	(2,609)	(284)
Reclassification of unfunded credit commitments	—	—	(7)	—	(13)
Provision for Loan Losses	3,545	7,690	326	11,235	817

Balance at End of Period	$28,140	$26,292	$4,492	$28,140	$4,492

Selected Ratios:
Net Charge-offs to average loans	0.48%	0.23%	0.06%	0.69%	0.07%
Provision for loan losses to average loans	0.99%	1.90%	0.08%	2.95%	0.22%
Allowance for loan losses to total loans	8.30%	6.82%	1.10%	8.30%	1.10%
Nonperforming Assets:
Non-Accrual loans	$101,412	$70,313	$201
Accruing Loans past due 90 days or more	—	—	—

Total non-performing loans (NPLs)	$101,412	$70,313	$201
Other real estate owned	4,394	1,883	1,605

Total non-performing assets (NPAs)	$105,806	$72,196	$1,806
Selected Ratios:
NPLs to total loans	29.85%	18.20%	0.05%
NPAs to total assets	24.66%	14.34%	0.40%
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Note: Transmitted on Prime Newswire on July 30, 2008 at 1:00 p.m. PDT.